Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 333-142695 and Form S-8 No. 333-110019) pertaining to the Unisys Savings Plan of Unisys Corporation of our report dated June 26, 2008, with respect to the financial statements and schedule of the Unisys Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2007.

                                    /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
June 26, 2008